                                                                      EXHIBIT 99




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM 11-K

(Mark One)
[X]              ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                   for the fiscal year ended October 31, 1998

                                       OR

                 TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

           For the transition period from ____________ to ____________
                         Commission File Number: 1-4423

A. Full title of the plan and address of the plan, if different from that of the issuer named below:

                             HEWLETT-PACKARD COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             HEWLETT-PACKARD COMPANY
                               3000 HANOVER STREET
                           PALO ALTO, CALIFORNIA 94304


                              REQUIRED INFORMATION

Not applicable.

                                   SIGNATURES

PURSUANT TO REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE ADMINISTRATOR OF THE PLAN HAS DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                             HEWLETT-PACKARD COMPANY
                             EMPLOYEE STOCK PURCHASE PLAN


                             By:             /s/ Ann O. Baskins
                                 -----------------------------------------------
                                                 Ann O. Baskins
                                 Assistant Secretary and Senior Managing Counsel

Date: January 15, 1999
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